                                                                     EXHIBIT 32

      In connection with the Quarterly Report of Advantego Corporation (the
"Company") on Form 10-Q/A for the period ending September 30, 2018 as filed with the Securities and Exchange Commission (the "Report"), Robert Ferguson, the
Principal Executive Officer, and Tracy A. Madsen, the Principal Financial
Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

      (1)  The Report fully complies with the requirements of Section 13(a) or
           15(d) of the Securities Exchange Act of 1934; and

      (2)  The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

November 14, 2018                    By:/s/ Robert Ferguson
                                        ---------------------------------
                                        Robert Ferguson, Principal
                                            Executive Officer

November 14, 2018                    By:/s/ Tracy A. Madsen
                                        ---------------------------------
                                        Tracy A. Madsen, Principal
                                           Financial Officer